                         NOTICE OF GUARANTEED DELIVERY
                        TO TENDER SHARES OF COMMON STOCK
                                       OF

                            ZING TECHNOLOGIES, INC.
                       PURSUANT TO THE OFFER TO PURCHASE
                             DATED FEBRUARY 7, 2000
                                       BY
                          IRC ACQUISITION CORPORATION
                      A DIRECT WHOLLY-OWNED SUBSIDIARY OF

                      INTERNATIONAL RECTIFIER CORPORATION
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  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
             TIME, ON MARCH 6, 2000, UNLESS THE OFFER IS EXTENDED.
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    As set forth in Section 3 of the Offer to Purchase (as defined below), this
Notice of Guaranteed Delivery, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if (i) certificates evidencing Shares of common stock, par value $0.01 per share (the "Shares"), are not immediately available, (ii) the certificates evidencing Shares and all other required documents cannot be delivered to the Depositary on or prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase), or
(iii) the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This instrument may be transmitted by facsimile transmission or delivered by hand or mail to the Depositary.

                        THE DEPOSITARY FOR THE OFFER IS:

                    CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

           BY MAIL:               BY FACSIMILE TRANSMISSION:               BY HAND:
   ChaseMellon Shareholder        (FOR ELIGIBLE INSTITUTIONS       ChaseMellon Shareholder
       Services, L.L.C.                     ONLY)                      Services, L.L.C.
  Reorganization Department             (201) 296-4293             120 Broadway, 13th Floor
        P.O. Box 3301                CONFIRM FACSIMILE BY             New York, NY 10271
  South Hackensack, NJ 07606              TELEPHONE:
                                        (201) 296-4860
                                   (FOR CONFIRMATION ONLY)

                                    BY OVERNIGHT COURIER:
                                   ChaseMellon Shareholder
                                       Services, L.L.C.
                                      85 Challenger Road
                                  Ridgefield Park, NJ 07660

    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

    This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, the signature guarantee must appear on the applicable space provided in the signature box in the Letter of Transmittal.

    THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

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  Ladies and Gentlemen:

      The undersigned hereby tender(s) to IRC Acquisition Corporation, a New York corporation (the "Purchaser") and a direct wholly-owned subsidiary of International Rectifier Corporation, a Delaware corporation (the "Parent"), upon the terms and subject to the conditions set forth in the Offer to Purchase dated February 7, 2000 (the "Offer to Purchase") and in the related Letter of Transmittal (which, together with any supplements and amendments, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares indicated below of Zing
  Technologies, Inc., a New York corporation (the "Company"), pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

                                                                 SIGN HERE
----------------------------------------        -------------------------------------------
            Number of Shares                                   Signature(s)
----------------------------------------        -------------------------------------------
     Certificate Nos. (if available)                  Name(s) (Please Print or Type)

Check box if Shares will be tendered by    Address:
book-entry transfer: / /
----------------------------------------        -------------------------------------------
          Tendering Institution

Account No.                                          -------------------------------------------
------------------------------                                                          Zip Code

Dated: ----------------------------, 2000       -------------------------------------------
                                                        Area Code and Telephone No.

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                                       2

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                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

      The undersigned, a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program, (a) represents that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended
  ("Rule 14e-4"), (b) represents that the tender of those Shares complies with Rule 14e-4, and (c) guarantees to deliver to the Depositary either the certificates evidencing all tendered Shares, in proper form for transfer, or to deliver Shares pursuant to the procedure for book-entry transfer into the Depositary's account at The Depository Trust Company identified above (the "Book-Entry Transfer Facility"), in either case together with the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three NASDAQ National Market trading days after the date hereof.

----------------------------------------        -------------------------------------------
              Name of Firm                                 Authorized Signature

----------------------------------------        Name: ------------------------------------
                 Address                                  (Please Print or Type)

 ----------------------------------------      Title: -------------------------------------
                                 Zip Code                 (Please Print or Type)

Area Code and
Telephone No.:                                 Dated: -------------------------------, 2000
---------------------------

  NOTE:  DO NOT SEND CERTIFICATES EVIDENCING SHARES WITH THIS NOTICE.
        CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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